Exhibit 99.1

FOR IMMEDIATE RELEASE

BROADRIDGE DECLARES DIVIDEND

LAKE SUCCESS, N.Y., Nov. 14, 2013 – Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.21 per share. The dividend is payable on January 2, 2014, to stockholders of record at the close of business on December 12, 2013.

About Broadridge

Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and operations outsourcing solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs approximately 6,400 full-time associates in 13 countries.

For more information about Broadridge, please visit www.broadridge.com.

Contact Information

Investor Relations:

David Ng

Broadridge Financial Solutions, Inc.

Managing Director, Head of Investor Relations

(516) 472-5491